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                                                                   EXHIBIT 10(c)

                                                                 EXECUTIION COPY

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                                MASTER AGREEMENT

                                 BY AND BETWEEN

                         RAINY RIVER ENERGY CORPORATION

                                       AND

                  CONSTELLATION ENERGY COMMODITIES GROUP, INC.

                          DATED AS OF DECEMBER 28, 2004


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS......................................................3
     Section 1.01     Defined Terms............................................3
     Section 1.02     Interpretation...........................................8
ARTICLE II    CLOSING..........................................................8
     Section 2.01     Closing..................................................8
     Section 2.02     Assignment...............................................8
     Section 2.03     Assumption...............................................9
     Section 2.04     Consideration............................................9
     Section 2.05     Conditions Precedent to Closing Obligation of Parties....9
     Section 2.06     Deliveries at Closing...................................11
     Section 2.07     Further Assurances......................................13
ARTICLE III   REPRESENTATIONS AND WARRANTIES OF EACH OF THE PARTIES...........13
     Section 3.01     Authority...............................................13
     Section 3.02     No Impediments..........................................13
     Section 3.03     Litigation..............................................14
     Section 3.04     Brokerage Arrangements..................................14
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF RAINY RIVER...................14
     Section 4.01     Existing Agreements.....................................14
     Section 4.02     Good and Valid Title....................................14
     Section 4.03     No Defaults; No Litigation..............................15
     Section 4.04     Solvency................................................15
     Section 4.05     Provision of Information................................15
     Section 4.06     Validity and Enforceability of Existing Agreements......16
ARTICLE V     COVENANTS AND OTHER AGREEMENTS OF THE PARTIES...................16
     Section 5.01     Amendments to Existing Agreements.......................16
     Section 5.02     FERC Approval...........................................16
     Section 5.03     Confidentiality.........................................16
     Section 5.04     Notifications...........................................16
     Section 5.05     Representations and Warranties..........................17
     Section 5.06     Public Announcements....................................17

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     Section 5.07     Cooperation.............................................17
ARTICLE VI    INDEMNIFICATION.................................................17
     Section 6.01     Indemnification by Rainy River..........................17
     Section 6.02     Indemnification by Assignee.............................17
     Section 6.03     Limitations on Indemnification..........................18
     Section 6.04     Notice of Indemnified Claims............................18
     Section 6.05     Assumption of Defense...................................18
     Section 6.06     Settlement..............................................19
     Section 6.07     Direct Claims...........................................19
ARTICLE VII   MISCELLANEOUS...................................................20
     Section 7.01     Termination.............................................20
     Section 7.02     Effect of Termination...................................20
     Section 7.03     Survival................................................21
     Section 7.04     Headings................................................21
     Section 7.05     Notices.................................................21
     Section 7.06     Assignment..............................................22
     Section 7.07     Governing Law; Jurisdiction.............................22
     Section 7.08     Waiver of Jury Trial....................................22
     Section 7.09     Expenses................................................23
     Section 7.10     Severability............................................23
     Section 7.11     Entire Agreement; Amendment.............................23
     Section 7.12     Limitation of Liability.................................23
     Section 7.13     Counterparts............................................23

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APPENDICES (EXISTING AGREEMENTS)
     APPENDIX A Kendall Purchase Agreement
     APPENDIX B Kendall Guaranty Agreement
     APPENDIX C MGE Purchase Agreement
     APPENDIX D MGE Guaranty Agreement
     APPENDIX E WPPI Purchase Agreement
     APPENDIX F WPPI Guaranty Agreement
     APPENDIX G Fuel Supply Agreement

EXHIBITS (TRANSACTION DOCUMENTS)
     EXHIBIT A Kendall Consent
     EXHIBIT B Bank Consent
     EXHIBIT C Kendall Assignment and Novation Agreement
     EXHIBIT D Kendall Guaranty Termination and Release
     EXHIBIT E Bank Termination and Release
     EXHIBIT F New Kendall Guaranty Agreement
     EXHIBIT G First Kendall Consent to Pledge
     EXHIBIT H Second Kendall Consent to Pledge
     EXHIBIT I MGE Assignment and Novation Agreement
     EXHIBIT J WPPI Assignment and Novation Agreement
     EXHIBIT K MGE Amendment to Guaranty
     EXHIBIT L WPPI Amendment to Guaranty
     EXHIBIT M New MGE Guaranty Agreement
     EXHIBIT N New WPPI Guaranty Agreement
     EXHIBIT O Indemnification Agreement
     EXHIBIT P TMV Assignment and Novation Agreement
     EXHIBIT Q [intentionally omitted]
     EXHIBIT R MGE Consent
     EXHIBIT S WPPI Consent

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                                MASTER AGREEMENT
                                ----------------

     MASTER AGREEMENT, dated as of this 28th day of December, 2004 (this "AGREEMENT"), by and among RAINY RIVER ENERGY CORPORATION, a Minnesota corporation and a wholly owned subsidiary of ALLETE, Inc. ("RAINY RIVER"), and CONSTELLATION ENERGY COMMODITIES GROUP, INC., a Delaware corporation ("ASSIGNEE") and a wholly owned subsidiary of Constellation Energy Group, Inc. ("PARENT"). Each of Rainy River and Assignee is sometimes referred to herein as a "PARTY" or collectively as the "PARTIES."

                                    RECITALS

     WHEREAS, Rainy River and LSP-Kendall Energy, LLC, a Delaware limited liability company ("KENDALL"), have entered into a Third Amended and Restated Power Purchase Agreement dated as of August 8, 2003, a confidential copy of which is attached hereto as APPENDIX A (the "KENDALL PURCHASE AGREEMENT"), pursuant to which Rainy River has agreed to purchase from Kendall and Kendall has agreed to sell to Rainy River electrical capacity and energy from facilities owned and operated by Kendall upon the terms and conditions set forth in the Kendall Purchase Agreement; and

     WHEREAS, the obligations of Rainy River under the Kendall Purchase Agreement have been guaranteed by Minnesota Power, Inc., a Minnesota corporation ("ALLETE"), pursuant to a Guaranty Agreement, dated as of February 24, 1999, by ALLETE in favor and for the benefit of Kendall, a copy of which is attached hereto as APPENDIX B (the "KENDALL GUARANTY AGREEMENT"); and

     WHEREAS, Rainy River and Madison Gas and Electric Company, a Wisconsin corporation ("MGE"), have entered into a Long-Term Capacity and Energy Purchase Contract dated as of November 30, 2001 (as amended by Amendment No. 1 thereto dated December 28, 2004), a copy of which is attached hereto as APPENDIX C (the "MGE PURCHASE AGREEMENT"), pursuant to which MGE has agreed to purchase from Rainy River a certain percentage of the electrical capacity and energy provided to Rainy River under the Kendall Purchase Agreement upon the terms and conditions set forth in the MGE Purchase Agreement; and

     WHEREAS, the obligations of Rainy River under the MGE Purchase Agreement have been guaranteed by Minnesota Power Enterprises, Inc., a Minnesota corporation ("MP ENTERPRISES"), pursuant to a Guaranty Agreement, dated as of November 30, 2001, by MP Enterprises in favor and for the benefit of MGE, a copy of which is attached hereto as APPENDIX D (the "MGE GUARANTY AGREEMENT"); and

     WHEREAS, Rainy River and Wisconsin Public Power Inc., a Wisconsin corporation ("WPPI"), have entered into a Long-Term Capacity and Energy Purchase Contract dated as of December 13, 2000 (as amended by Amendment No. 1 thereto dated February 2003 and by Amendment No. 2 thereto dated December 28, 2004), a copy of which is attached hereto as APPENDIX E (the "WPPI PURCHASE AGREEMENT"), pursuant to which WPPI has contracted to purchase from Rainy River a certain percentage of the electrical capacity and energy provided to

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     Rainy River under the Kendall Purchase Agreement upon the terms and conditions set forth in the WPPI Purchase Agreement; and

     WHEREAS, the obligations of Rainy River under the WPPI Purchase Agreement have been guaranteed by ALLETE pursuant to a Guaranty Agreement, dated as of January 19, 2001, by ALLETE in favor and for the benefit of WPPI, a copy of which is attached hereto as APPENDIX F (the "WPPI GUARANTY AGREEMENT"); and

     WHEREAS, Rainy River, Tenaska Marketing Ventures, ("TMV") and the other parties listed therein, as applicable, have entered into the Fuel Supply Agreement, a copy of which is attached as APPENDIX G; and

     WHEREAS, Rainy River desires to assign and transfer to Assignee, and Assignee desires to assume and accept from Rainy River, all of Rainy River's rights and obligations from and after the Closing under each of the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement and the Fuel Supply Agreement upon the terms and conditions set forth herein; and

     WHEREAS, ALLETE desires to terminate the Kendall Guaranty from and after the Closing; and

     WHEREAS, ALLETE and MP Enterprises desire to amend each of the MGE Guaranty Agreement and WPPI Guaranty Agreement from and after Closing; and

     WHEREAS, upon termination of the Kendall Guaranty Agreement and amendment of each of the MGE Guaranty Agreement and WPPI Guaranty Agreement from and after the Closing, Assignee desires to cause Parent to enter into new guaranty agreements with each of Kendall, MGE and WPPI; and

     WHEREAS, upon execution of this Agreement, Rainy River delivered to Assignee a duly executed written consent of MGE to (i) the MGE Assignment and Novation Agreement as required by Section 21.2.1 of the MGE Purchase Agreement,
(ii) the MGE Amendment to Guaranty as required by Section 7.2 of the MGE Guaranty Agreement, (iii) the New MGE Guaranty Agreement as required by Section
7.2 of the MGE Guaranty Agreement and (iv) the TMV Assignment and Novation Agreement as required by the Fuel Supply Agreement substantially in the form attached as EXHIBIT R (the "MGE CONSENT"); and

     WHEREAS, upon execution of this Agreement, Rainy River delivered to Assignee a duly executed written consent of WPPI to (i) the WPPI Assignment and Novation Agreement as required by Section 21.2.1 of the WPPI Purchase Agreement,
(ii) the WPPI Amendment to Guaranty as required by Section 7.2 of the WPPI Guaranty Agreement, (iii) the New WPPI Guaranty Agreement as required by Section
7.2 of the WPPI Guaranty Agreement and (iv) the TMV Assignment and Novation Agreement as required by the Fuel Supply Agreement substantially in the form attached as EXHIBIT S (the "WPPI CONSENT").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

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                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 DEFINED TERMS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

              "ACTION OR PROCEEDING" means any action, suit, proceeding, arbitration or Governmental Entity investigation or audit.

              "AFFILIATE" means, with respect to any Person, a Person that controls, is controlled by, or is under common control with such Person (it being understood that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person, whether through holding beneficial ownership interests in such other Person, by contract or otherwise).

              "ALLETE" has the meaning ascribed to it in the recitals of this Agreement.

              "ASSIGNEE" has the meaning ascribed to it in the preamble of this Agreement.

              "ASSIGNEE INDEMNIFIED PERSONS" means Assignee and its Affiliates and each of their respective directors, partners, officers, agents and employees.

              "ASSIGNMENT TRANSACTIONS" has the meaning ascribed to it in
Section 2.05(g) hereof.

              "ASSUMPTION" has the meaning ascribed to it in Section 4.04.

              "BANK CONSENT" has the meaning ascribed to it in Section 2.05(b) hereof.

              "BANK TERMINATION AND RELEASE" has the meaning ascribed to it in Section 2.06(b).

              "BANKRUPTCY CODE" has the meaning ascribed to it in Section
4.04.

              "BUSINESS DAY" means any day which is not a Saturday, a Sunday or any other day on which banks in the State of New York are authorized or required by Law to close.

              "CLOSING" has the meaning ascribed to it in Section 2.01.

              "COLLATERAL AGENT" means Societe Generale, as collateral agent (together with its successors in such capacity) for the secured parties pursuant to that certain Collateral Agency Agreement, dated as of November 12, 1999 (as amended, restated, modified or otherwise supplemented from time to time), among Kendall, Societe Generale and the administrative agent named therein.

              "CONSENT" means any approval, consent, ratification, waiver or other authorization.

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              "CONTRACT" means any agreement, contract, lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

              "DEBT" means any obligations in respect of (i) borrowed money,
(ii) capitalized lease obligations, (iii) interest rate agreements and currency agreements, (iv) guarantees of any obligation of any third Person, (v) letters of credit and (vi) indemnities or performance bonds.

              "ENCUMBRANCE" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

              "EXISTING AGREEMENT(S)" means each of (i) the Kendall Purchase Agreement, (ii) the Kendall Guaranty Agreement, (iii) the MGE Purchase Agreement, (iv) the MGE Guaranty Agreement, (v) the WPPI Purchase Agreement,
(vi) the WPPI Guaranty Agreement, and (vii) the Fuel Supply Agreement, each as attached as an appendix hereto.

              "FERC" means the Federal Energy Regulatory Commission.

              "FIRST BANK AGREEMENT" means that certain Consent and Agreement, dated as of November 12, 1999, by and among ALLETE, Kendall and the Collateral Agent.

              "FIRST KENDALL CONSENT TO PLEDGE" has the meaning ascribed to it in Section 2.06(c).

              "FUEL SUPPLY AGREEMENT" means the First Amended and Restated Agreement for Fuel Supply & Fuel Management Services, dated as of December 23, 2004, by and among TMV, WPPI, MGE and Rainy River.

              "GOVERNMENTAL ENTITY" means any foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative or regulatory authority, agency, commission, court, tribunal or body.

              "GROSSED-UP BASIS" means, when used to describe the basis on which the payment of a specified sum is to be made, a basis such that the amount of such payment, after being reduced by the amount of all Taxes imposed on the recipient of such payment as a result of the receipt or accrual of such payment, will equal the specified sum. For this purpose, Taxes are to be calculated at the maximum statutory rate applicable to the recipient of such payment for the relevant year after taking into account, for example, the effect of deductions available for interest paid or accrued and Taxes such as state and local income taxes, which effect similarly would be calculated on the basis of the maximum statutory rate of the Tax for which such deduction was available.

              "INDEMNIFICATION AGREEMENT" has the meaning ascribed to it in
Section 2.06(i) hereof.

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              "INDEMNIFIED CLAIM" has the meaning ascribed to it in Section 6.04 hereof.

              "INDEMNIFYING PERSON" means the Person or Persons obligated to provide indemnification under Article VI.

              "INDEMNIFIED PERSONS" means the Person or Persons entitled to indemnification under Article VI.

              "KENDALL" has the meaning ascribed to it in the recitals of this Agreement.

              "KENDALL ASSIGNMENT AND NOVATION AGREEMENT" has the meaning ascribed to it in Section 2.06(a) hereof.

              "KENDALL CONSENT" has the meaning ascribed to it in Section 2.05(a) hereof.

              "KENDALL GUARANTY AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

              "KENDALL GUARANTY TERMINATION AND RELEASE" has the meaning ascribed to it in Section 2.06(b) hereof.

              "KENDALL PURCHASE AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

              "LAW" means any statute, law, constitutional provision, code, regulation, ordinance, rule, ruling, judgment, decision, order, writ, injunction, decree, permit, concession, grant, franchise, license, agreement, directive, binding guideline or policy or rule of common law, requirement of, or other governmental restriction of or determination by any Governmental Entity or any interpretation of any of the foregoing by any Governmental Entity.

              "LIABILITIES" means all Debt, obligations and other liabilities of a Person of any kind, character or description, whether absolute or contingent, known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

              "LOSS" or "LOSSES" means any and all losses, costs, claims, damages, penalties, interest and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

              "MGE" has the meaning ascribed to it in the recitals of this Agreement.

              "MGE AMENDMENT TO GUARANTY" has the meaning ascribed to it in
Section 2.06(e) hereof.

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              "MGE ASSIGNMENT AND NOVATION AGREEMENT" has the meaning ascribed to it in Section 2.06(d) hereof.

              "MGE GUARANTY AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

              "MGE CONSENT" has the meaning ascribed to it in the recitals of this Agreement.

              "MGE PURCHASE AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

              "MP ENTERPRISES" has the meaning ascribed to it in the recitals of this Agreement.

              "NEW KENDALL GUARANTY AGREEMENT" has the meaning ascribed to it in
Section 2.06(c) hereof.

              "NEW MGE GUARANTY AGREEMENT" has the meaning ascribed to it in
Section 2.06(g) hereof.

              "NEW WPPI GUARANTY AGREEMENT" has the meaning ascribed to it in
Section 2.06(h) hereof.

              "NON-DISCLOSURE AGREEMENT" has the meaning ascribed to it in
Section 5.03 hereof.

              "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

              "PARENT" has the meaning ascribed to it in the preamble of this Agreement.

              "PARTY" or "PARTIES" has the meaning ascribed to it in the preamble of this Agreement.

              "PAYMENT" has the meaning ascribed to it in Section 4.04.

              "PERSON" means an individual, corporation, partnership, trust, limited liability company, a branch of any legal entity, unincorporated organization, joint stock company, joint venture, association, other entity or Governmental Entity.

              "PROVIDED MATERIAL" has the meaning ascribed to it in Section
4.05.

              "RAINY RIVER" has the meaning ascribed to it in the preamble of this Agreement.

              "RAINY RIVER INDEMNIFIED PERSONS" means Rainy River and its Affiliates, and each of their respective directors, partners, officers, agents and employees.

              "RETAINED LIABILITIES" means any Liabilities of Rainy River (whether known or unknown, accrued, absolute, contingent or otherwise), except obligations of Rainy River under the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement

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and the Fuel Supply Agreement arising out of facts, events or circumstances that occur from and after the Closing.

              "SECOND BANK AGREEMENT" means that certain Consent and Agreement, dated as of November 12, 1999, by and among Rainy River, Kendall and the Collateral Agent.

              "SECOND KENDALL CONSENT TO PLEDGE" has the meaning ascribed to it in Section 2.06(c).

              "TAX" or "TAXES" means (i) all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all net or gross income taxes (including, but not limited to, United States federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, environmental taxes, franchise taxes, net proceeds taxes, AD VALOREM taxes, value added taxes, bank shares taxes, alternative or add-on minimum taxes, deed taxes, profits taxes, windfall profits taxes, transaction taxes, license taxes, lease taxes, service taxes, service use taxes, severance taxes, energy taxes, capital taxes, premium taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation taxes, and other obligations, assessments, duties, customs, fees, levies or charges of the same or of a similar nature, and (ii) any obligations under any agreement or arrangement with respect to any tax described in clause
(i) above.

              "THIRD BANK AGREEMENT" means that certain Reaffirmation and Amendment of Consent and Agreement, dated as of August 8, 2003, by and among Rainy River, Kendall and the Collateral Agent.

              "THIRD PARTY CLAIM" has the meaning ascribed to it in Section 6.05 hereof.

              "TRANSACTION DOCUMENT(S)" means each of (i) the Kendall Assignment and Novation Agreement, (ii) the Kendall Guaranty Termination and Release, (iii) the New Kendall Guaranty Agreement, (iv) the First Kendall Consent to Pledge,
(v) the Second Kendall Consent to Pledge, (vi) the MGE Assignment and Novation Agreement, (vii) the MGE Amendment to Guaranty, (viii) the New MGE Guaranty Agreement, (ix) the WPPI Assignment and Novation Agreement, (x) the WPPI Amendment to Guaranty, (xi) the New WPPI Guaranty Agreement, (xii) the TMV Assignment and Novation Agreement, (xiii) the MGE Consent and (xiv) the WPPI Consent.

              "WPPI" has the meaning ascribed to it in the recitals of this Agreement.

              "WPPI AMENDMENT TO GUARANTY" has the meaning ascribed to it in
Section 2.06(f) hereof.

              "WPPI ASSIGNMENT AND NOVATION AGREEMENT" has the meaning ascribed to it in Section 2.06(d) hereof.

              "WPPI CONSENT" has the meaning ascribed to it in the recitals of this Agreement.

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              "WPPI GUARANTY AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

              "WPPI PURCHASE AGREEMENT" has the meaning ascribed to it in the recitals of this Agreement.

     Section 1.02 INTERPRETATION. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever used in this Agreement, unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole, and references herein to Sections refer to sections of this Agreement. Whenever used in this Agreement, the term "including" shall be deemed to mean "including, without limitation."

                                   ARTICLE II
                                     CLOSING

     Section 2.01 CLOSING. The closing (the "CLOSING") of the transactions contemplated hereby will take place at the offices of Morgan, Lewis & Bockius LLP, New York, New York, or at such other place as the Parties mutually agree, at 10:00 a.m. local time, on the date which: (i) occurs on the first day of a month, (ii) is at least seven (7) days after the satisfaction of all the conditions to the obligations of the Parties to consummate the transactions contemplated hereby as set forth in Section 2.05, and (iii) in no event is earlier than April 1, 2005, or such other date as the Parties may mutually determine.

     Section 2.02     ASSIGNMENT. At the Closing,

              (a) on the terms and conditions set forth in the Kendall Assignment and Novation Agreement, Rainy River shall convey, assign and transfer to Assignee, its successors and assigns for its use, benefit and behalf, free and clear of all Encumbrances of any kind, all of Rainy River's right, title and interest in and to the Kendall Purchase Agreement;

              (b) on the terms and conditions set forth in the MGE Assignment and Novation Agreement, Rainy River shall convey, assign and transfer to Assignee, its successors and assigns for its use, benefit and behalf, free and clear of all Encumbrances of any kind, all of Rainy River's right, title and interest in and to the MGE Purchase Agreement; and

              (c) on the terms and conditions set forth in the WPPI Assignment and Novation Agreement, Rainy River shall convey, assign and transfer to Assignee, its successors and assigns for its use, benefit and behalf, free and clear of all Encumbrances of any kind, all of Rainy River's right, title and interest in and to the WPPI Purchase Agreement; and

              (d) on the terms and conditions set forth in the TMV Assignment and Novation Agreement, Rainy River shall convey, assign and transfer to Assignee, its successors and assigns for its use, benefit and behalf, free and clear of all Encumbrances of any kind, all of Rainy River's right, title and interest in and to the Fuel Supply Agreement.

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     Section 2.03     ASSUMPTION. At the Closing,

              (a) on the terms and conditions set forth in the Kendall Assignment and Novation Agreement, Assignee shall assume and agree to perform all of Rainy River's obligations under the Kendall Purchase Agreement to be performed from and after the Closing, but Assignee shall not assume any Retained Liabilities;

              (b) on the terms and conditions set forth in the MGE Assignment and Novation Agreement, Assignee shall assume and agree to perform all of Rainy River's obligations under the MGE Purchase Agreement to be performed from and after the Closing, but Assignee shall not assume any Retained Liabilities;

              (c) on the terms and conditions set forth in the WPPI Assignment and Novation Agreement, Assignee shall assume and agree to perform all of Rainy River's obligations under the WPPI Purchase Agreement to be performed from and after the Closing, but Assignee shall not assume any Retained Liabilities; and

              (d) on the terms and conditions set forth in the TMV Assignment and Novation Agreement, Assignee shall assume and agree to perform all of Rainy River's obligations under the Fuel Supply Agreement to be performed from and after the Closing, but Assignee shall not assume any Retained Liabilities.

     Section 2.04 CONSIDERATION. As consideration for the assumption by Assignee of the obligations under the Kendall Purchase Agreement, the MGE Purchase Agreement and the WPPI Purchase Agreement, Rainy River shall pay to Assignee at Closing, by wire transfer of immediately available funds to such account as Assignee may direct, the sum of Seventy-Three Million Dollars ($73,000,000), free and clear of all withholdings.

     Section 2.05 CONDITIONS PRECEDENT TO CLOSING OBLIGATION OF PARTIES. The obligation of the Parties to consummate transactions contemplated hereby, is subject to the satisfaction prior to the Closing of each of the following conditions:

              (a) A duly executed written consent of Kendall, substantially in the form attached hereto as EXHIBIT A (the "KENDALL CONSENT"), to (x) the Kendall Assignment and Novation Agreement as required by Section 21.2 of the Kendall Purchase Agreement, (y) the Kendall Guaranty Termination and Release as required by Section 7.2 of the Kendall Guaranty Agreement and (z) the New Kendall Guaranty Agreement as required by Section 7.2 of the Kendall Guaranty Agreement;

              (b) A duly executed written consent of the Collateral Agent, substantially in the form attached hereto as EXHIBIT B (the "BANK CONSENT"), to
(x) the Kendall Guaranty Termination and Release, (y) the New Kendall Guaranty Agreement and (z) the Kendall Assignment and Novation Agreement, as required by
Section 1.3 of the First Bank Agreement, Section 1.4 of the Second Bank Agreement and the Third Bank Agreement;

              (c) No Action or Proceeding by any Governmental Entity shall have been instituted or threatened which enjoins or prohibits, or would be reasonably expected to enjoin or prohibit, the consummation of the transactions contemplated hereby, and no Action or

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Proceeding by any other Person shall have been instituted that has resulted in any order or injunction that prohibits or enjoins the consummation of the transactions contemplated hereby;

              (d) (i) Each of the representations and warranties of Rainy River contained in this Agreement that is qualified by materiality shall have been true and correct in all respects as of the Closing and each of the representations and warranties that is not so qualified shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the date of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), (ii) the covenants and agreements contained in this Agreement to be complied with by Rainy River on or before the Closing shall have been complied with in all material respects and (iii) Assignee shall have received a certificate of Rainy River as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Rainy River;

              (e) (i) Each of the representations and warranties of Assignee contained in this Agreement that is qualified by materiality shall have been true and correct in all respects as of the Closing and each of the representations and warranties that is not so qualified shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the date of the Closing (other than such representations and warranties as are made as of another date, which shall be true and correct as of such date), (ii) the covenants and agreements contained in this Agreement to be complied with by Assignee on or before the Closing shall have been complied with in all material respects and (iii) Rainy River shall have received a certificate of Assignee as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of Assignee;

              (f) No Law shall be in effect that prohibits or declares illegal the transactions contemplated hereby; and

              (g) the Consent of FERC, the receipt of which is required for the consummation of the transactions contemplated by the MGE Assignment and Novation Agreement and the WPPI Assignment and Novation Agreement (the "ASSIGNMENT TRANSACTIONS"), shall have been obtained and all waiting periods specified by FERC, if any, the passing of which is necessary for such consummation, shall have passed.

     Section 2.06     DELIVERIES AT CLOSING. At the Closing,

              (a) Rainy River shall deliver to Assignee and Assignee shall deliver to Rainy River: (i) a duly executed instrument of assignment and novation with respect to the Kendall Purchase Agreement, substantially in the form attached hereto as EXHIBIT C (the "KENDALL ASSIGNMENT AND NOVATION AGREEMENT");

              (b) Rainy River shall deliver to Assignee (i) a duly executed instrument of termination and release with respect to the Kendall Guaranty Agreement, substantially in the form attached hereto as EXHIBIT D (the "KENDALL GUARANTY TERMINATION AND RELEASE"), pursuant to which ALLETE and Kendall shall terminate the Kendall Guaranty Agreement and ALLETE is released of any and all obligations as "Guarantor" under the Kendall Guaranty Agreement and (ii) a duly executed instrument of termination and release with respect to the First Bank

Agreement, the Second Bank Agreement and the Third Bank Agreement, substantially in the form attached hereto as EXHIBIT E (the "BANK TERMINATION AND RELEASE");

              (c) Assignee shall cause Parent to deliver to Rainy River (i) a duly executed instrument of guaranty with respect to the Kendall Purchase Agreement, substantially in the form attached hereto as EXHIBIT F (the "NEW KENDALL GUARANTY AGREEMENT"), pursuant to which Parent shall agree to guaranty the obligations of Assignee under the Kendall Purchase Agreement in favor and for the benefit of Kendall, (ii) a duly executed Consent and Agreement with respect to the pledge of the New Kendall Guaranty Agreement to the Collateral Agent, substantially in the form attached hereto as EXHIBIT G (provided that the opinion of counsel referenced therein may be delivered by one or more counsel and may contain customary assumptions and qualifications) (the "FIRST KENDALL CONSENT TO PLEDGE") and (iii) a duly executed Consent and Agreement with respect to the pledge of the Kendall Purchase Agreement to the Collateral Agent, substantially in the form attached hereto as EXHIBIT H (provided that the opinion of counsel referenced therein may be delivered by one or more counsel and may contain customary assumptions and qualifications) (the "SECOND KENDALL CONSENT TO PLEDGE");

              (d) Rainy River shall deliver to the Assignee and the Assignee shall deliver to Rainy River: (i) a duly executed instrument of assignment and novation with respect to the MGE Purchase Agreement, substantially in the form attached hereto as EXHIBIT I (the "MGE ASSIGNMENT AND NOVATION AGREEMENT"), and
(ii) a duly executed instrument of assignment and novation with respect to the WPPI Purchase Agreement, substantially in the form attached hereto as EXHIBIT J (the "WPPI ASSIGNMENT AND NOVATION AGREEMENT");

              (e) Rainy River shall deliver to Assignee a duly executed instrument of amendment with respect to the MGE Guaranty Agreement, substantially in the form attached hereto as EXHIBIT K (the "MGE AMENDMENT TO GUARANTY"), pursuant to which the guaranteed obligations under the MGE Guaranty Agreement shall be limited to those obligations arising on or before the Closing, and the MGE Guaranty Agreement shall have no application to, and ALLETE shall have no guaranty obligations with respect to, any fact, event or occurrence from or after the Closing;

              (f) Rainy River shall deliver to Assignee a duly executed instrument of amendment with respect to the WPPI Guaranty Agreement, substantially in the form attached hereto as EXHIBIT L (the "WPPI AMENDMENT TO GUARANTY"), pursuant to which the guaranteed obligations under the WPPI Guaranty Agreement shall be limited to those obligations arising on or before the Closing, and the WPPI Guaranty Agreement shall have no application to, and MP Enterprises shall have no guaranty obligations with respect to, any fact, event or occurrence from or after the Closing;

              (g) Assignee shall cause Parent to deliver to Rainy River a duly executed instrument of guaranty with respect to the MGE Purchase Agreement, substantially in the form attached hereto as EXHIBIT M (the "NEW MGE GUARANTY AGREEMENT"), pursuant to which Parent shall agree to guaranty the obligations of Assignee under the MGE Purchase Agreement in favor and for the benefit of MGE from and after the Closing;

              (h) Assignee shall cause Parent to deliver to Rainy River a duly executed instrument of guaranty with respect to the WPPI Purchase Agreement, substantially in the form attached hereto as EXHIBIT N (the "NEW WPPI GUARANTY AGREEMENT"), pursuant to which Parent shall agree to guaranty the obligations of Assignee under the WPPI Purchase Agreement in favor and for the benefit of WPPI from and after the Closing;

              (i) Rainy River shall cause its parent company to deliver to Assignee a duly executed indemnification agreement, substantially in the form of EXHIBIT O (the "INDEMNIFICATION AGREEMENT"), pursuant to which Rainy River's parent company agrees to indemnify the Assignee Indemnified Person for Rainy River's obligations under this Agreement;

              (j) Rainy River shall deliver to Assignee and Assignee shall deliver to Rainy River a duly executed instrument of assignment and novation with respect to the Fuel Supply Agreement, substantially in the form attached hereto as EXHIBIT P (the "TMV ASSIGNMENT AND NOVATION AGREEMENT"); and

              (k) Rainy River shall deliver to Assignee a duly executed copy of the Consent issued by FERC to the Assignment Transactions.

     Section 2.07 FURTHER ASSURANCES. At any time or from time to time after the Closing, at Assignee's request and without further consideration, Rainy River shall execute and deliver to Assignee such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Assignee may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Assignee, and to confirm Assignee's title to and rights in the Kendall Purchase Agreement, MGE Purchase Agreement, the WPPI Purchase Agreement and the Fuel Supply Agreement, and, to the fullest extent permitted by Law, to assist Assignee in exercising all rights with respect thereto, and otherwise to cause Rainy River to fulfill its obligations under this Agreement.

                                  ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF EACH OF THE PARTIES

              Assignee hereby represents and warrants with respect to itself and Affiliates of Assignee that are parties to any of the Transaction Documents and Rainy River hereby represents and warrants with respect to itself and Affiliates of Rainy River which are parties to any of the Transaction Documents as follows:

     Section 3.01 AUTHORITY. (a) Each Party and each Affiliate of such Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Party or its Affiliate, as applicable and constitutes a valid and binding obligation of such Party or its Affiliate, as applicable, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at Law).

              (b) Each Party and each Affiliate of such Party which is a party to a Transaction Document has all requisite power and authority to execute, deliver and perform its obligations under such Transaction Document and to consummate the transactions contemplated thereby. Each Transaction Document will, when duly executed and delivered by such Party or its Affiliate, as applicable, constitute a valid and binding obligation of such Party or its Affiliate, as applicable, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at Law).

     Section 3.02 NO IMPEDIMENTS. Except for Consents that have already been obtained or Consents set forth under the applicable party's name on SCHEDULE
3.02 hereto, the execution, delivery and performance of its obligations under this Agreement and each Transaction Document to which it is a party will not:

              (a) violate any provision of any Law or Order applicable to such Party hereto, the violation of which could reasonably be expected to have a material adverse effect on the ability of such Party hereto to perform its obligations under this Agreement and each relevant Transaction Document;

              (b) result in a breach or constitute a default under any provision of its articles or incorporation or bylaws (or comparable organizational documents);

              (c) result in a breach or constitute a default under any Contract relating to the management or affairs of such Party hereto or any Debt, indenture or loan or credit agreement or any other Contract to which it is a party or by which such Party hereto or its properties or assets may be bound, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of such Party hereto to perform its obligations under this Agreement and each relevant Transaction Document; or

              (d) result in, or require, the creation of any Encumbrance upon or with respect to any of the assets or properties of such Party hereto, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of such Party hereto to perform its obligations under this Agreement and each relevant Transaction Document.

     Section 3.03 LITIGATION. There is no Action or Proceeding pending or, to the knowledge of such Party hereto, threatened against, relating to or affecting such Party hereto which could reasonably be expected to result in the issuance of any Order of any Governmental Entity (in each such case whether preliminary or final) restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

     Section 3.04 BROKERAGE ARRANGEMENTS. Except as set forth on SCHEDULE 3.04, neither Party nor any of its Affiliates has entered (directly or indirectly) into any agreement with any Person that would obligate such Party or any of its Affiliates to pay any commission, brokerage, or "finder's fee" in connection with the transactions contemplated herein.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF RAINY RIVER

              Rainy River hereby represents and warrants to Assignee as follows:

     Section 4.01 EXISTING AGREEMENTS. Attached hereto as Appendices A through G are true and complete copies of the Existing Agreements, as amended to date, none of which have been rescinded and all of which are in full force and effect.

     Section 4.02 GOOD AND VALID TITLE. Rainy River holds good and valid title to all of its contractual rights in the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement and the Fuel Supply Agreement, in each case free and clear of any and all Encumbrances. Upon execution and delivery of the Transaction Documents by the Parties hereto, the Kendall Assignment and Novation Agreement, the MGE Assignment and Novation Agreement, the WPPI Assignment and Novation Agreement and the TMV Assignment and Novation Agreement will validly convey all of such contractual rights to Assignee, in each case free and clear of any and all Encumbrances.

     Section 4.03 NO DEFAULTS; NO LITIGATION. There does not exist under the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement or the Fuel Supply Agreement any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder on the part of Rainy River or, to Rainy River's actual knowledge, any other Person. Rainy River has not received any notice and has no actual knowledge of any claim alleging any such violation, breach or default. There are no suits, actions, claims, complaints, litigation, investigations or legal or administrative or arbitration proceedings pending or, to the actual knowledge of Rainy River, threatened, whether at law or in equity, before or by any federal, foreign, state, local or other Governmental Entity which would reasonably be likely to materially affect this Agreement or the Existing Agreements or any other agreements, documents and instruments to be executed in connection herewith. There are no material judgments, decrees, injunctions, rulings, awards or orders of any Governmental Entity against Rainy River or any of its Affiliates, or relating to or affecting this Agreement, the Existing Agreements, or any other agreements, documents and instruments to be executed in connection herewith.

     Section 4.04 SOLVENCY. Immediately after the assignment and novation of the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement and the Fuel Supply Agreement pursuant to Section 2.03 (the "ASSUMPTION"), the payment of the cash consideration pursuant to Section 2.04 (the "PAYMENT") and the other transactions contemplated hereby, Rainy River (and any successor company), will have a positive net worth (calculated in accordance with generally accepted accounting principles, consistently applied), will not be insolvent (as defined under the U.S. Bankruptcy Code (the "BANKRUPTCY CODE"), other applicable law or in equity), and the fair saleable value of Rainy River's assets will be greater than the amount required to pay its total indebtedness (contingent or otherwise). Rainy River further represents that the Assumption and the Payment are being made without intent to hinder, delay or defraud present or future creditors of Rainy River (or any successor company), and will not have the effect of hindering, delaying or defrauding any present or future creditors of Rainy River (or any successor company). Rainy River further represents that (A) upon consummation of the Assumption and the Payment, Rainy River (and any successor company) (i) will have adequate capitalization, (ii) will not have an unreasonably small capital with respect to the business or transactions engaged in or to be engaged in by Rainy River and any successor company, (iii) will have the ability to pay its debts and liabilities as such debts and liabilities mature, and (iv) does not intend to incur, or believe that it will incur, debts that would be beyond the ability of Rainy River or any successor company's ability to pay as such debts mature, and (B) the Assumption is reasonably equivalent value in exchange for the Payment.

     Section 4.05 PROVISION OF INFORMATION. To Rainy River's actual knowledge after reasonable inquiry, Rainy River has provided to Assignee copies of all written agreements that are currently in effect and all material correspondence of Rainy River and its Affiliates relating to the Existing Agreements (such provided material being defined herein as the "PROVIDED MATERIAL"). To Rainy River's actual knowledge, the Provided Material accurately presents and reflects in all material respects all of the transactions and actions therein described. There have been no material violations of any Applicable Laws by Rainy River or any of its Affiliates with respect to or affecting the Existing Agreements. There is no materially adverse fact relating to the Existing Agreements or the transactions or agreements contemplated by this Agreement known to Rainy River or any of its Affiliates that Rainy River has not disclosed or caused to be disclosed to Assignee.

     Section 4.06 VALIDITY AND ENFORCEABILITY OF EXISTING AGREEMENTS. Each of the Existing Agreements is a valid and binding agreement of Rainy River, enforceable against it in accordance with its terms and, to Rainy River's actual knowledge, is a valid and binding agreement of each other party thereto, enforceable against such party in accordance with its terms, except in each case where enforceability may be limited or otherwise impacted by bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies.

                                   ARTICLE V
                  COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

     Section 5.01 AMENDMENTS TO EXISTING AGREEMENTS. Between the date of this Agreement and the Closing, Rainy River shall not modify, amend or terminate any of the Existing Agreements to which it is a party or waive, release, cancel or assign any material rights or claims thereunder, without obtaining the prior written consent of Assignee. Except as provided herein, Rainy River shall administer the Existing Agreements in the ordinary course of business and consistent with past practice.

     Section 5.02 FERC APPROVAL. Prior to the Closing, the Parties will take all reasonable steps and proceed diligently and in good faith and use their best efforts to obtain, as promptly as practicable, all Consents required to consummate the Assignment Transactions. On or before January 15, 2005, the Parties hereto agree to make all filings with or give all notices to FERC, as required to consummate the Assignment Transactions and to contact Kendall and the Collateral Agent, either in writing or orally, in order to obtain the Kendall Consent and the Bank Consent. Rainy River will provide prompt notification to Assignee when any such Consent, action, filing or notice referred to in the prior sentence is obtained, taken, made or given, as applicable, and will advise Assignee of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with FERC regarding the Assignment Transactions.

     Section 5.03 CONFIDENTIALITY. Each of the Parties hereto hereby agrees to maintain the confidentiality of the information obtained by such Party relating to the transactions contemplated by this Agreement, in accordance with the terms of the Non-Disclosure Agreement, dated July 2, 2004 (the "NON-DISCLOSURE AGREEMENT") between Rainy River and Assignee, it being understood by the Parties that the general terms, rights and obligations the Non-Disclosure Agreement shall now apply equally to the Parties. Notwithstanding the provisions of this Section 5.03, each Party may communicate the terms of the transaction contemplated herein to one or more credit rating agencies, provided that such credit rating agencies are obligated in writing to maintain the confidentiality of such terms.

     Section 5.04 NOTIFICATIONS. Until the Closing, each Party hereto shall promptly notify the other Parties in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Section 2.05 becoming incapable of being satisfied.

     Section 5.05 REPRESENTATIONS AND WARRANTIES. The Parties hereby agree not to take any action between the date hereof and the Closing which action would have the effect of causing a representation or warranty of such Party hereto made herein to become untrue or inaccurate.

     SECTION 5.06 PUBLIC ANNOUNCEMENTS. Except as required by Law, any public announcement, press release or similar publicity with respect to this Agreement or transactions contemplated hereby will be issued, if at all, at such time, in such manner and with such content as the Parties mutually agree.

     Section 5.07 COOPERATION. Each of Rainy River and Assignee will use, and cause their respective Affiliates to use, commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for them to fulfill their obligations in respect of this Agreement and the transactions contemplated hereby. Each of Rainy River and Assignee will, and will cause each of their respective Affiliates to, coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such Party hereto in connection with the filings and other actions contemplated by Section 5.02. Notwithstanding anything to the contrary herein, Assignee and Rainy River shall each use commercially reasonable efforts to work diligently with Kendall and Collateral Agent in order to obtain each of Kendall's and Collateral Agent's Consents pursuant to Sections 2.05(a) and (b), respectively.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.01 INDEMNIFICATION BY RAINY RIVER. Subject to the provisions of Section 6.03 hereof, Rainy River hereby agrees to indemnify each of the Assignee Indemnified Persons against, and agrees to hold each of them harmless from, on a Grossed-Up Basis, any and all

Losses incurred or suffered by them to the extent such Losses relate to or arise out of or in connection with (i) any breach by Rainy River of the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement or the Fuel Supply Agreement prior to the Closing, (ii) the Retained Liabilities,
(iii) any breach or inaccuracy in any representation or warranty made by Rainy River in this Agreement or (iv) any failure of Rainy River to perform its obligations under this Agreement.

     Section 6.02     INDEMNIFICATION BY ASSIGNEE. Subject to the provisions of
Section 6.03 hereof, Assignee hereby agrees to indemnify each of the Rainy River Indemnified Persons against, and agrees to hold each of them harmless from, on a Grossed-Up Basis, any and all Losses incurred or suffered by them to the extent such Losses relate to or arise out of or in connection with (i) any breach by Assignee of any of the Kendall Purchase Agreement, the MGE Purchase Agreement, the WPPI Purchase Agreement or the Fuel Supply Agreement after the Closing, (ii) any breach or inaccuracy in any representation or warranty made by Assignee in this Agreement or (iii) any failure of Assignee to perform its obligations under this Agreement or of Parent to perform its obligations under those Transaction Documents to which it is a party.

     Section 6.03 LIMITATIONS ON INDEMNIFICATION. The amount of any Losses incurred or suffered by any Indemnified Person shall be calculated after giving effect to (a) any insurance proceeds received by the Indemnified Person with respect to such Losses and (b) any recoveries obtained by the Indemnified Person from any third Persons with respect to such Losses; PROVIDED that the obligation of any Indemnifying Person to make any payment to an Indemnified Person shall not be stayed or delayed pending any determination as to whether an insurance carrier will make any payment with respect to all or part of any Losses or whether the Indemnified Person will recover from any third Person with respect to all or part of any Losses. If any such proceeds or recoveries are received by an Indemnified Person with respect to any Losses after an Indemnifying Person has made a payment to the Indemnified Person with respect thereto, the Indemnified Person shall pay to the Indemnifying Person the amount of such proceeds or recoveries (up to the amount of the Indemnifying Person's payment).

     Section 6.04 NOTICE OF INDEMNIFIED CLAIMS. As soon as is reasonably practicable after becoming aware of claim for indemnification under this Agreement (each an "INDEMNIFIED CLAIM"), the Indemnified Person shall promptly give notice to the Indemnifying Person of such Indemnified Claim and the amount (to the extent then determinable) that, subject to Section 6.05, the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person.

     Section 6.05 ASSUMPTION OF DEFENSE. The Indemnifying Person shall be entitled to participate in the defense of any Indemnified Claim arising from any claim, action, suit or proceeding by a third party (a "THIRD PARTY CLAIM") and, if they so choose, to assume and control the defense thereof with counsel selected by the Indemnifying Person, which counsel must be reasonably satisfactory to the Indemnified Persons; provided however, that the Indemnifying Person shall acknowledge to the Indemnified Person its liability under this Agreement with respect to such Third Party Claim prior to assuming the defense thereof. Should the Indemnifying Person so elect to assume the defense of a Third Party Claim, the Indemnifying Person shall not be liable to the Indemnified Persons for legal expenses subsequently incurred by the Indemnified Persons in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Person assumes such defense, the Indemnified Persons shall have the right to participate in (but not control) the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Indemnifying Person. If (a) the Indemnifying Person shall not assume the defense of a Third Party Claim with counsel reasonably satisfactory to the Indemnified Persons within thirty (30) calendar days of the notice of the Third Party Claim, (b) legal counsel for the Indemnified Persons notifies the Indemnifying Person that there are or may be legal defenses available to the Indemnified Persons which are different from or additional to those available to the Indemnifying Person, which, if the Indemnified Persons and the Indemnifying Person were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Persons, or
(c) the Indemnifying Person shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Person, by notice to the Indemnifying Person, may employ their own counsel and control the defense of the Third Party Claim and the Indemnifying Person shall be liable for the reasonable fees, charges and disbursements of one counsel employed by the Indemnified Persons, and the Indemnified Persons shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Person or the Indemnified Persons controls the defense of any Third Party Claim, the Parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

     Section 6.06 SETTLEMENT. (a) Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any Third Party Claim shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. If the defense of the Third Party Claim is not assumed by the Indemnifying Person and the Indemnifying Person has acknowledged to the Indemnified Person its liability under this Agreement with respect to such Third Party Claim, the Indemnifying Person will not be subject to any liability for any settlement or compromise made without its Consent, but such Consent may not be unreasonably withheld; PROVIDED that it shall not be unreasonable for an Indemnifying Person to withhold its Consent to any settlement or compromise involving the imposition of equitable remedies or involving the imposition of any material obligations on the Indemnifying Person other than monetary obligations for which the Indemnified Person will be indemnified hereunder. If the Indemnifying Person assumes the defense of such Third Party Claim, the Indemnifying Person shall have the right to enter into a settlement or compromise of such Third Party Claim without the Consent of the Indemnified Person; PROVIDED that the Indemnifying Person shall be required to obtain such Consent if the settlement or compromise involves the imposition of equitable remedies or involves the imposition of any material obligations on the Indemnified Person other than monetary obligations for which the Indemnified Person will be indemnified hereunder.

              (b) The Indemnified Person shall give the Indemnifying Person at least thirty (30) calendar days' notice of any proposed settlement or compromise of any Indemnified Claim it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; PROVIDED that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such Indemnified Claim, in accordance with the provisions of this Article VI.

     Section 6.07 DIRECT CLAIMS. If an Indemnified Person should have a claim against an Indemnifying Person hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit a written indemnity notice to the Indemnifying Party describing in detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement and including all supporting documentation. If the Indemnifying Party notifies the Indemnified Party that it does not dispute such claim, the Indemnifying Party shall pay the Indemnified Party the amount of such claim within thirty (30) days of such notice. If the Indemnifying Party disputes such claim, the Indemnifying Party shall notify the Indemnified Party and such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01     TERMINATION. This Agreement may be terminated:

              (a) by mutual written agreement of Rainy River and Assignee prior to the date of the Closing;

              (b) by either Party hereto if the conditions set forth in Sections 2.05(a), (b) and (g) shall not have been satisfied by March 23, 2005 and all other conditions set forth in Section 2.05 have been satisfied, provided such Party is not then in breach of this Agreement; or

              (c) prior to the Closing by either Party hereto, if (i) any representation or warranty made by the other Party hereto or any of its Affiliates under this Agreement or any of the Transaction Documents is untrue as of the date made hereunder, and such breach of a representation or warranty is or would reasonably be expected, in the case of a breach by Assignee or its Affiliate, to be materially adverse to the business or results of operations of Rainy River or its Affiliates or, in the case of a breach by Rainy River or its Affiliate, is or would reasonably be expected to have a material adverse effect on the value or condition of the Existing Agreements to Assignee or its Affiliates; provided that, to the extent the underlying condition which resulted in the representation or warranty being untrue may be cured such that there would be no such materially adverse consequence to Rainy River or Assignee or their respective Affiliates, as applicable, as of the date of such cure, the other Party hereto (or its Affiliate, as applicable) shall have failed to so cure such condition by the earlier of: (a) sixty (60) days from receipt of notice of the related breach of representation or warranty from the other Party hereto or (b) March 23, 2005, or (ii) the other Party hereto or any of its Affiliates breaches any covenant or other obligation under this Agreement or under any other agreement executed in connection herewith, and such breach is or would reasonably be expected, in the case of a breach by Assignee or its Affiliate, to be materially adverse to the business or results of operations of Rainy River or, in the case of a breach by Rainy River or its Affiliate, is or would reasonably be expected to have a material adverse effect on the value or condition of the Existing Agreements to Assignee or its Affiliates; PROVIDED that the breaching Party hereto (or its Affiliate, as

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

applicable) shall have failed to cure such breach by the earlier of: (a) sixty
(60) days from receipt of notice thereof from the non-breaching Party hereto or
(b) March 23, 2005; PROVIDED, FURTHER, that the breach of covenant or obligation shall not be due to any failure of the non-breaching Party hereto to perform any of its obligations under this Agreement or under any Transaction Document.

     Section 7.02 EFFECT OF TERMINATION. (a) If this Agreement is validly terminated pursuant to Section 7.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Rainy River or Assignee or their respective Affiliates (or any of their respective officers, directors, employees, agents or other representatives), except Section 5.03, Section 7.02(b), Section 7.03 and Section 7.08 will continue to apply following any such termination.

              (b) If this Agreement is terminated by either Party hereto pursuant to Section 7.01(b), or by Assignee pursuant to Section 7.01(c), then, within ten (10) Business Days after receipt of notice of such termination, Rainy River shall pay to Assignee the amount of $1.0 Million by wire transfer in immediately available funds to an account designated by Assignee.

     Section 7.03 SURVIVAL. The representations and warranties of the Parties contained in Articles III and IV of this Agreement shall survive until the date which is one year following the Closing and the covenants, indemnification and other agreements of the Parties contained in this Agreement shall survive until sixty days after the expiration of the applicable statue of limitations. Notwithstanding the foregoing, any claim for fraud or criminal misconduct by any Party hereto may be commenced at any time.

     Section 7.04 HEADINGS. The section headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

     Section 7.05 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date and time delivered or sent by facsimile if delivered personally or by facsimile (and if by facsimile, confirmation of receipt is obtained), and (ii) on the fifth Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the Parties at the following addresses (or at such other address for a Party hereto as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                      If to Rainy River:

                      Rainy River Energy Corporation
                      30 West Superior Street
                      Duluth, Minnesota 55802
                      Attention: Vice President and General Counsel Facsimile No.: (218) 723-3955

                      With a copy to:

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

                      Rainy River Energy Corporation
                      30 West Superior Street
                      Duluth, MN  55802
                      Attention: Vice President - Strategic Initiatives Facsimile No.: (218) 723-3915

                      If to Assignee:

                      Constellation Energy Commodities Group, Inc.
                      111 Market Place, Suite 500
                      Baltimore, MD  21202
                      Attention:  Head of Operations
                      Facsimile No.:  410-468-3490

                      With a copy to:

                      Constellation Energy Commodities Group, Inc.
                      111 Market Place, Suite 500
                      Baltimore, MD 21202
                      Attention:  General Counsel
                      Facsimile No.:  410-468-3499

              Any Party hereto may by notice to the other change its address for notice and will so change its address for notice whenever its existing address for notice ceases to be adequate for delivery both by hand and by facsimile.

     Section 7.06 ASSIGNMENT. (a) The rights and obligations under this Agreement may be transferred only with the written Consent of the other Party hereto.

              (b) This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns.

              (c) This Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns.

              (d) Any purported assignment of this Agreement without the written Consent of the other Party hereto shall be null and void.

     Section 7.07     GOVERNING LAW; JURISDICTION.

              (a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Illinois applicable to Contracts executed in and to be performed entirely within that State without regard to principles of conflicts of Laws therein.

              (b) To the fullest extent permitted by applicable Law, each Party hereto (i) agrees that any claim, Action or Proceeding by such Party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the jurisdiction of any United States District Court within the State of Illinois and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of Illinois for purposes of all Actions or Proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action or Proceeding brought in such a court or any claim that any such Action or Proceeding brought in such a court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such Action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

     Section 7.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

     Section 7.09 EXPENSES. Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs and expenses.

     Section 7.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     Section 7.11 ENTIRE AGREEMENT; AMENDMENT. (a) This Agreement, the Transaction Documents and the Non-Disclosure Agreement set forth the entire understanding and agreement of the Parties and their Affiliates with respect to the transactions contemplated hereby and supersede and replace any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. Any provision of this Agreement may be amended, modified or waived in whole or in part at any time by an agreement in writing between the Parties executed in the same manner as this Agreement.

              (b) The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any Party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at Law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     Section 7.12 LIMITATION OF LIABILITY. No Party hereto shall be entitled to lost profits or consequential damages, except for either of the foregoing constituting or resulting from a Third Party Claim.

     Section 7.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                            [Signature Page Follows]

              IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                        RAINY RIVER ENERGY CORPORATION

                                        By:   /s/ Eric R. Norgerg
                                           -------------------------------------
                                           Name:  Eric Norberg
                                           Title: Vice President


                                        CONSTELLATION ENERGY COMMODITIES
                                        GROUP, INC.
LEGAL REVIEW
INT DFH   DATE 12/27/04                 By:   /s/ Thomas V. Brooks
                                           -------------------------------------
                                           Name:  Thomas V. Brooks
                                           Title: President

                                  SCHEDULE 3.02
                                    CONSENTS

--------------------------------------------------------------------------------
CONSENT:                                 APPLICABLE PARTY:
--------------------------------------------------------------------------------
FERC Approval of the Assignment          Rainy River and Assignee
Transactions
--------------------------------------------------------------------------------
Collateral Agent                         Rainy River and Assignee
--------------------------------------------------------------------------------
Kendall                                  Rainy River and Assignee
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 3.04
                             BROKERAGE ARRANGEMENTS

MCC Energy Advisors, Inc. (Rainy River)